EXHIBIT 5.1

August 7, 2012

Hardinge Inc.

One Hardinge Drive

Elmira, New York 14902-1507

Re:                             Registration Statement on Form S-8

We are delivering this opinion at your request in connection with the registration by Hardinge Inc. (the “Company”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”) of 750,000 shares of the Company’s Common Stock, par value $.01 per share (the “Shares”) for issuance pursuant to the above-referenced registration statement (the “Registration Statement”) under the Company’s 2011 Incentive Stock Plan (the “Plan”)

In connection with the opinions set forth in this letter, we have (1) examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments, (2) made such inquiries as to questions of fact of officers and representatives of the Company and the proceedings relating to and actions taken by the Company in connection with the adoption or amendment of the Plan, and (3) made such examination of law, as we have deemed necessary or appropriate for the purpose of giving the opinions expressed herein. We do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States of America.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ PHILLIPS LYTLE LLP